SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2009

STRATUS MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

8439 Sunset Boulevard, 3rd Floor, West Hollywood, CA	90069
(Address of Principal Executive Offices)	(Zip Code)

(323) 656-2222
(Registrant’s Telephone Number, Including Area Code)

.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers

Effective April 30, 2009, the Company’s board of directors elected Randall Cross and Glenn Golenberg to fill vacancies on the board.  Each new director has received an option grant of 450,000 shares of the Company’s Common Stock that vests one third at the end of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: May 6, 2009	By: /s/ Paul Feller Paul Feller, Chairman of the Board and Chief Executive Officer (principal executive officer)